      As filed with the Securities and Exchange Commission on May 8, 1996
                                                      Registration No. 333-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           __________________________

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           __________________________

                           EXSORBET INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                  IDAHO                                82-0464589
    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)              Identification Number)


                              6007 S. 29TH STREET
                           FORT SMITH, ARKANSAS 72903
                                 (501) 649-8401
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           __________________________

                               CHARLES CHUNN, JR.
                           EXSORBET INDUSTRIES, INC.
                             6007 S. 29TH STREET
                          FORT SMITH, ARKANSAS 72903
                                (501) 649-8401
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           __________________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /__________________

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /___________________

      If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------
                                                                         PROPOSED MAXIMUM
                                         AMOUNT       PROPOSED MAXIMUM       AGGREGATE         AMOUNT OF
       TITLE OF SHARES                   TO BE           AGGREGATE            OFFERING       REGISTRATION
      TO BE REGISTERED                 REGISTERED     PRICE PER SHARE          PRICE              FEE
- ---------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value      1,508,100 shares      $4-1/16(1)        $6,126,250(1)      $2,112.50
- ---------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) on the basis of the average of the high and low sales prices of the common stock on the Nasdaq SmallCap Market on May 1, 1996.

                           __________________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS


[LOGO]                         1,508,100 SHARES
                           EXSORBET INDUSTRIES, INC.
                                  COMMON STOCK
                               ($.001 PER SHARE)

     This Prospectus relates to 1,508,100 shares (the "Offered Shares") of common stock, par value $.001 per share ("EXSORBET Common Stock"), of EXSORBET Industries, Inc., an Idaho corporation ("EXSORBET"), which Offered Shares may be offered from time to time by and for the account of the Floyd Leland Ogle Trust (the "Selling Shareholder"), First Commercial Trust Co., N.A., trustee (the "Trustee"). See "Selling Shareholder." EXSORBET will not receive any of the proceeds from the sale of the Offered Shares. EXSORBET has agreed to advance on behalf of the Selling Shareholder certain costs and expenses incurred in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offering described herein, not including certain expenses such as commissions and discounts of underwriters, dealers and agents, all of which costs and expenses Selling Shareholder has agreed to reimburse EXSORBET. Selling Shareholder has agreed to bear all costs and expenses relating to the registration of the Offered Shares under state and federal securities laws (currently estimated to be $41,097), and of any offering and sale by it hereunder including expenses such as brokerage fees, commissions and discounts of underwriters, dealers or agents, if any. See "Selling Shareholder," "Use of Proceeds" and "Plan of Distribution."

     In February 1996, Floyd Leland Ogle, a former President of EXSORBET, gifted 1,458,100 shares of EXSORBET Common Stock and an immediately exercisable option for 50,000 shares of EXSORBET Common Stock to the Selling Shareholder, whose sole beneficiary is Mr. Ogle's wife, Terie Elson Ogle, as provided in that certain Inter Vivos Trust Declaration made by Mr. Ogle on February 26, 1996 (the "Trust Instrument"). Mr. Ogle's shares placed in trust comprise the Offered Shares being offered hereby and represent approximately 17.1% of the total outstanding shares of EXSORBET Common Stock. Following
Mr. Ogle's gift to the Selling Shareholder, EXSORBET granted the Selling Shareholder certain registration rights in the shares of EXSORBET Common
Stock owned by it (the "Grant"). The shares offered hereby are being registered pursuant to such Grant. Selling Shareholder's Trustee is required by the Trust Instrument to liquidate the Selling Shareholder's holdings by March of 1998 or as soon as practicable as permitted by applicable law. The Trust Instrument provides that the Trustee will attempt to sell approximately 3,000 shares of EXSORBET Common Stock each day until the shares held by the Selling Shareholder are sold. See "Selling Shareholder" and "Plan of Distribution."

     EXSORBET Common Stock is listed on the Nasdaq SmallCap Market ("Nasdaq SmallCap") under the symbol "EXSO." On May 7, 1996, the closing sale price of EXSORBET Common Stock was $4 per share.

     The Offered Shares may be offered for sale from time to time by the Selling Shareholder to or through brokers, dealers or underwriters acting as principals or agents or directly to other purchasers or through agents in one or more transactions on the Nasdaq SmallCap or any other stock exchange on which the EXSORBET Common Stock is listed, in the over-the-counter market, in one or more private transactions, or in a combination of such methods of sale, at prices and on terms then prevailing, at prices related to such prices, or at negotiated prices. The Selling Shareholder and any brokers and dealers through whom sales of the Offered Shares are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation. See "Plan of Distribution."

     SEE "RISK FACTORS" ON PAGE 5 FOR INFORMATION THAT SHOULD BE CONSIDERED REGARDING THE SECURITIES OFFERED HEREBY.

                           __________________________

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
             SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
            ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
              ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                          CONTRARY IS A CRIMINAL OFFENSE.
                           __________________________

                  THE DATE OF THIS PROSPECTUS IS MAY 8, 1996.

                              AVAILABLE INFORMATION

     EXSORBET is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements (if required) and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by EXSORBET with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

     EXSORBET has filed with the Commission a Registration Statement on Form S-3 (together with any amendments or supplements thereto, the "Registration Statement") under the Securities Act, with respect to the Offered Shares. This Prospectus does not contain all the information set forth in the Registration Statement and the Appendices thereto, certain parts of which were omitted as permitted by the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Prospectus or in any document incorporated in this Prospectus by reference as to the content of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an Appendix to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.


                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
Available Information...................................................   2
Incorporation of Certain Documents by Reference.........................   3
The Company.............................................................   4
Risk Factors............................................................   5
Use of Proceeds.........................................................   8
Selling Shareholder.....................................................   8
Plan of Distribution....................................................   9
Legal Matters...........................................................   9
Experts.................................................................   9

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE IN CONNECTION WITH THE OFFERING MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY EXSORBET, THE SELLING SHAREHOLDER OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO OR SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY SALE MADE UNDER THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF EXSORBET SINCE THE DATE OF THIS PROSPECTUS.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by EXSORBET (File No. 0-25970) are incorporated by reference in this Prospectus:

          1. Annual Report on Form 10-K/A for the year ended December 31, 1995 (the "EXSORBET 1995 Form 10-K");

          2. The description of EXSORBET Common Stock contained in its Registration Statement on Form 10, filed with the Commission on May 2, 1995, as amended by Form 10, filed with the Commission on September 8, 1995;

          3. Current Report on Form 8-K/A of March 11, 1996; and

          4. Current Report on Form 8-K/A of December 11, 1995.

     All documents filed by EXSORBET pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference herein from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     EXSORBET will furnish without charge, upon written or oral request, to each person, including any beneficial owner, to whom this Prospectus is delivered, a copy of any or all of the documents incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to EXSORBET, Corporate Secretary, 6007 S. 29th Street, Fort Smith, Arkansas 72903, (501) 649-8401.

                                 THE COMPANY

      EXSORBET is a diverse environmental and technical services company with a network of specialized subsidiaries (the "Subsidiaries"). EXSORBET and its Subsidiaries seek to maintain a high level of technical expertise in providing a broad range of environmental and technical services to their clients, including environmental remediation, emergency response, environmental assessment and project design and management. Generally, each of the Subsidiaries focuses on a specific set of environmental and technical services that are provided to clients either individually or in combination with related services of the other Subsidiaries. EXSORBET's principal business operations are conducted through EXSORBET itself and four Subsidiaries: Consolidated Environmental Services,
Inc. ("CESI"), Cierra, Inc., Spiltech Services, Inc. and Eco-Systems, Inc. All four of these Subsidiaries were formed or acquired by EXSORBET in 1995.
EXSORBET operates primarily in the four state area of Arkansas, Texas, Oklahoma and Mississippi. EXSORBET also manufactures and markets an organic, peat moss-based absorbent material ("Exsorbet") used primarily to clean up oil and other hydrocarbon-based materials. EXSORBET's principal office is located at 6007 S. 29th Street, Fort Smith, Arkansas 72903.

      EXSORBET, an Idaho corporation, was originally formed on March 14, 1930 as Sentinel Mines Corporation. From its inception until November 11, 1993, EXSORBET was a shell corporation and had no substantial business operations. On November 11, 1993, EXSORBET acquired Exsorbet Industries, Inc. ("Exsorbet-Arkansas") which was in the development stages of forming a business to manufacture and sell (i) Exsorbet and (ii) an organic poultry compost and soil amendment fertilizer. EXSORBET ceased production of the compost and fertilizer in the early fall of 1994.

     On April 20, 1995, EXSORBET formed Exsorbet Technical Services, Inc., which is in the business of conducting emergency spill response. After EXSORBET acquired CESI on September 27, 1995, Exsorbet Technical Services, Inc. began conducting its operations under the name "Spiltech Services, Inc" ("Spiltech").

      On September 27, 1995, EXSORBET acquired CESI. CESI is a diversified environmental products and services company, specializing in site remediation, de-watering and pond solidification, hazardous waste clean-up materials and services, bio-remediation, project management and twenty-four hour emergency response service. In addition, CESI is the sole stockholder of Cierra, Inc. ("Cierra"), an environmental consulting firm.

      On December 28, 1995, EXSORBET acquired Eco-Systems, Inc. which is an environmental consulting/engineering firm, comprised of scientists and engineers specializing in remedial investigations, remediation engineering, air quality, waste water, regulatory compliance, solid waste engineering, litigation support/expert testimony, environmental resources, industrial hygiene and safety, twenty-four hour spill and emergency response, industrial maintenance, remedial technologies/products and remediation contracting.

                                 RISK FACTORS

      PRIOR TO MAKING AN INVESTMENT DECISION, PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY ALL OF THE INFORMATION SET FORTH IN THIS PROSPECTUS AND, IN PARTICULAR, SHOULD EVALUATE THE FOLLOWING RISK FACTORS.

LIMITED OPERATING HISTORY AND RISKS OF DEVELOPMENT

     EXSORBET re-organized its activities and acquired or formed all four of its Subsidiaries in 1995. Prior to this time, EXSORBET had engaged primarily in the production of its peat moss based product, marketed under the name "Exsorbet." See "The Company." EXSORBET had little or no experience in environmental pollution, reclamation, and remediation prior to such time. While these recent acquisitions are seen as favorable for EXSORBET, the acquisitions have increased operating expenses significantly for EXSORBET. There can be no assurance that EXSORBET will be able to maintain profitable operations in the future. Results of operations in the future will be influenced by numerous factors including technological developments, increases in expenses associated with sales growth, market acceptance of EXSORBET's products and services, the capacity of EXSORBET to expand and maintain the quality of its products and services, competition and the ability of EXSORBET to control costs. There can be no assurance that revenue growth or profitability on a quarterly or annual basis will be sustained. Additionally, EXSORBET will be subject to all the risks incident to a rapidly developing business with only a limited history of operations. Prospective investors should consider the frequency with which relatively newly developed and/or expanding businesses encounter unforeseen expenses, difficulties, complications and delays, as well as such other factors as the possibility of competition with larger companies.

FUTURE SALES OF COMMON STOCK

      EXSORBET is unable to predict the effect that sales made under Rule 144, pursuant to this Registration Statement or otherwise, may have on the then prevailing market price of the EXSORBET Common Stock although any substantial sale of restricted securities pursuant to Rule 144 may have an adverse effect. In February 1996, Floyd Leland Ogle, a former President of EXSORBET, gifted the Offered Shares to the Selling Shareholder. The Trustee must liquidate the Selling Shareholder's holdings by March of 1998 or as soon as practicable as permitted by applicable law. The Trust Instrument provides that the Trustee will attempt to sell approximately 3,000 shares of EXSORBET Common Stock each day until the shares held by the Selling Shareholder are sold. See "Selling Shareholder" and "Plan of Distribution." The average trading volume for the EXSORBET Common Stock since January 1, 1996 has been approximately 21,500 shares per day. Accordingly, the sale of a substantial number of shares of EXSORBET Common Stock in the public market could adversely affect the market price of EXSORBET Common Stock.

NEW INDUSTRY

      The Pollution/Reclamation/Remediation industry is an emerging business characterized by an increasing number of market entrants. As is typically the case in an emerging industry, demand and market acceptance for services is subject to a high level of uncertainty. In light of the continually evolving nature of this industry, there can be no assurance as to the ultimate level of demand or market acceptance for EXSORBET's services or products and services.
In addition, there can be no assurance that EXSORBET will successfully implement its business strategies, expand its training capacity, maintain the cost competitiveness of its services, meet its current marketing objectives or succeed in positioning its services as the desired means of delivery of Pollution/Reclamation/Remediation services.

TECHNOLOGICAL CHANGES

       The Pollution/Reclamation/Remediation industry is subject to rapid technological changes and service obsolescence. The advent and development of other technology, in particular, could materially affect the manner in which products and services in the Pollution/Reclamation/Remediation field compete effectively. EXSORBET must offer technologically oriented products and services which receive client acceptance and fulfill client needs. To the extent that EXSORBET fails to keep up with technological advancements and enhancements comparable to and competitive with those made by others in the industry, the marketing of EXSORBET's products and services may prove unsuccessful. There can be no assurances that EXSORBET's products and services will not be rendered obsolete by changing technology or that EXSORBET will be able to respond to advances in technology in a manner that will be commercially feasible.

COMPETITION

      At the present time, the Pollution/Reclamation/Remediation and related services industry in general is highly competitive and expected to continue to be so in the future. EXSORBET will be competing directly or indirectly with a large number of companies, various of which may be larger, better capitalized, more established and which may have greater access to resources necessary to produce a competitive advantage. Although EXSORBET believes that its products and services presently and prospectively can occupy a competitive market position, there can be no assurance that EXSORBET will ever be able to effectively compete in this market.

TRAINING AND DIFFICULTY OF MAINTAINING QUALITY CONTROL

      EXSORBET will be required to continue to undertake extensive training of personnel upon expanding its operations in order that Pollution/ Reclamation/Remediation products and services may be provided in a professionally acceptable and consistent manner. EXSORBET will also need to further develop its system of administration as well as personnel management in order to maintain the quality of products and services on a consistent basis. There can be no assurance that EXSORBET will be able to achieve a level of consistency for its service personnel on a broad scale basis, or that the organization required to administer such initial and ongoing training will not involve substantial costs that will affect the ability of EXSORBET to provide its products and services on a cost-effective basis.

RISKS ASSOCIATED WITH EXPANSION AND ACQUISITIONS

      EXSORBET has made, and may make in the future, acquisitions of firms providing comparable services. Any acquisitions or expansion of operations that EXSORBET may undertake will entail substantial risks because they will involve specific operations which may be unfamiliar to EXSORBET's management. At the present time, EXSORBET has only limited management personnel, has not identified any specific firms that it proposes to acquire and its management has had limited experience in making acquisitions. Consequently, shareholders must assume the risk that EXSORBET (i) may acquire or develop operations for which EXSORBET does not possess sufficient managerial background to administer effectively, (ii) such acquisitions and expansion may ultimately involve expenditure of funds beyond the resources that will be available to EXSORBET at that time and (iii) management of such new or expanded operations may divert management's attention and resources away from its existing operations, all of which factors may have a material adverse effect on EXSORBET's present and prospective business activities.

SIGNIFICANT CAPITAL REQUIREMENTS; NEED FOR WORKING CAPITAL AND ADDITIONAL FINANCING

      There can be no assurance that any funds available to or raised by EXSORBET, together with the revenues of EXSORBET, will be sufficient for EXSORBET's immediately anticipated needs or that conditions and circumstances described herein may not result in subsequent cash requirements by EXSORBET in the immediate future just to sustain operations. In the event of such developments, attaining financing under such conditions may not be possible, or even if additional capital may be otherwise available, the terms on which such capital may be available may not be commercially feasible or advantageous to investors.

DEPENDENCE UPON KEY PERSONNEL

      The success of EXSORBET is highly dependent upon the continued services of Dr. Edward Schrader, Mr. Charles E. Chunn, Jr. and Mr. Sam Sexton, III, who are EXSORBET's principal executive officers. Although EXSORBET has entered into employment agreements with Dr. Schrader, Mr. Chunn and Mr. Sexton, and EXSORBET has under employment various other skilled executives and employees, the loss of any of their services would have a material adverse effect on the business of EXSORBET. EXSORBET does not presently maintain key man insurance on the lives of any of such executives. There can be no assurance that EXSORBET will be able to replace any of these key executives in the event that their services become unavailable.

COMPETITION FOR KEY PERSONNEL

      The competition for recruitment of personnel in the Pollution/Reclamation/Remediation industry is continuous and highly intense. EXSORBET's success will depend in part on its ability to recruit, train and retain highly skilled executive, technical and marketing personnel. There can be no assurance that EXSORBET will, in fact be in a position to secure and retain the services of such highly skilled personnel to support EXSORBET's contemplated operating and products expansion program.

POSSIBLE VOLATILITY OF STOCK PRICE

      The historical fluctuations in the market price of EXSORBET's Common Stock indicate that the market price of EXSORBET Common Stock may be highly volatile. Factors such as fluctuations in EXSORBET's operating results, relationships with present and potential distributors, announcements of technological innovations or new products by EXSORBET or its competitors, and changes in market conditions and in the economy generally, may have a significant impact on the market price of EXSORBET Common Stock.

EFFECT OF OUTSTANDING OPTIONS

      As of April 10, 1996, there are outstanding stock options to purchase an aggregate of 1,619,667 shares of EXSORBET Common Stock, which have exercise prices ranging between $0.01 to $8.00 per share. To the extent that these outstanding securities are exercised or converted, dilution of the percentage ownership of EXSORBET's shareholders will occur. Sales in the public market of EXSORBET Common Stock underlying the options and warrants may adversely affect prevailing market prices for EXSORBET Common Stock. Moreover, the terms upon which EXSORBET may be able to obtain additional equity capital may be adversely affected because the holders of such outstanding securities can be expected to exercise them at a time when EXSORBET would, in all likelihood, be able to obtain any needed capital on terms more favorable to EXSORBET than those provided in the outstanding securities.

NO DIVIDENDS ANTICIPATED TO BE PAID

      EXSORBET has not paid its shareholders any cash dividends since its inception and does not anticipate paying cash dividends to its shareholders in the foreseeable future. The future payment of dividends is directly dependent upon future earnings of EXSORBET, its financial requirements and other factors to be determined by EXSORBET's Board of Directors. For the foreseeable future, it is anticipated that any earnings that may be generated from EXSORBET's operations will be used to finance the growth of EXSORBET and that cash dividends will not be paid to shareholders.

LIMITED MARKET FOR EXSORBET'S SECURITIES

      There is currently only a limited trading market for the EXSORBET Common Stock. The EXSORBET Common Stock trades on the Nasdaq SmallCap under the symbol "EXSO," which is subject to substantial restrictions and limitations. There can be no assurance that more than a limited market will ever develop for the EXSORBET Common Stock.

PROPRIETARY PROTECTION

      EXSORBET has a patent application pending for the protection of its Kersey Dryer, a machine that reduces the costs of processing in the process of manufacturing the "Exsorbet" product. To date no protests have been filed with the U.S. Patent Office responsive to the application. Because of the nature of this machine and the method which it utilizes, it should be anticipated that competitors in the field will or may protest the granting of the patent. In the opinion of counsel, there is no other equipment which operates similarly, but there can be no assurance that the patent will be granted without extensive delays.

GOVERNMENTAL REGULATION

      The Pollution/Reclamation/Remediation industry is subject to stringent oversight and regulation by local, state, and federal regulatory agencies. EXSORBET cannot be assured that the regulations currently in force will not be changed or altered. A change in any regulations, or more stringent regulations or governmental oversight, could substantially increase the operating costs of EXSORBET.

NEW TECHNOLOGICAL PROCESS

      EXSORBET has acquired the right to use a new biological technology in its "Exsorbet" product. It is believed that the process facilitates the immobilization of contaminants, while metabolizing and destroying them. The process is being prepared for submission to the U.S. Patent Office as a biological waste degradation and contamination product. There can be no assurance that a patent can be obtained for the product. While testing of the product has occurred, the long-term effects of the product have not been assessed. EXSORBET cannot be assured of the long-term environmental effects of the product.

EXCLUSIVE DISTRIBUTORSHIP

      On June 26, 1995, EXSORBET entered into an agreement with Waste Solutions Corp. ("WSC") for WSC to be the exclusive distributor of the "Exsorbet" product within the continental United States with respect to any sales other than sales to the United States Government. There can be no assurance regarding the ability of WSC to market the product.

                               USE OF PROCEEDS

      EXSORBET will not receive any of the proceeds from the sale of shares of EXSORBET Common Stock by the Selling Shareholder. EXSORBET has agreed to advance on behalf of the Selling Shareholder certain costs and expenses incurred in connection with the registration under the Securities Act of the offering described herein, not including certain expenses such as commissions and discounts of underwriters, dealers and agents, all of which costs and expenses Selling Shareholder has agreed to reimburse to EXSORBET. Selling Shareholder has agreed to bear all costs and expenses relating to the registration of the Offered Shares under state and federal securities laws (currently estimated to be $41,097, and of any offering and sale by it hereunder including expenses such as brokerage fees, commissions and discounts of underwriters, dealers or agents, if any. See "Plan of Distribution."


                             SELLING SHAREHOLDER

      All of the 1,508,100 Offered Shares of EXSORBET Common Stock are being offered by the Selling Shareholder hereby. The Selling Shareholder will not hold any shares of EXSORBET Common Stock following the offering contemplated hereby if all the Offered Shares are sold. See "Plan of Distribution."

     In February 1996, Floyd Leland Ogle, a former President of EXSORBET, gifted 1,458,100 shares of EXSORBET Common Stock and an immediately exercisable option for 50,000 shares of EXSORBET Common Stock to the Selling Shareholder, whose sole beneficiary is Mr. Ogle's wife, Terie Elson Ogle, as provided in the Trust Instrument. Mr. Ogle's shares placed in trust comprise the Offered Shares being offered hereby and represent approximately 17.1% of the total outstanding shares of EXSORBET Common Stock. Following Mr. Ogle's gift to the Selling Shareholder, and pursuant to the Grant, EXSORBET granted the Selling Shareholder certain registration rights in the shares of EXSORBET Common Stock owned by it. The shares offered hereby are being registered pursuant to such Grant of registration rights. Selling Shareholder's Trustee is required by the Trust Instrument to liquidate the Selling Shareholder's holdings by March of 1998 or as soon as practicable as permitted by applicable law. The Trust Instrument provides that the Trustee will attempt to sell approximately 3,000 shares of EXSORBET Common Stock each day until all shares held by the Selling Shareholder are sold. According to Schedule 13D dated February 29, 1996 filed by the Trustee, the Trustee has sole voting and dispositive power with respect to the Offered Shares and is deemed to be the beneficial owner of such shares. See "Plan of Distribution."

      Pursuant to the terms of the Grant, EXSORBET has agreed to use all commercially reasonable efforts to effect the registration under the Securities Act of the resale of the EXSORBET Common Stock by the Selling Shareholder, subject to certain restrictions. EXSORBET has agreed to keep continuously effective the Registration Statement in respect of the Offered Shares for the period of time necessary for the Selling Shareholder to complete the intended method or methods of distribution for the Offered Shares. See "Plan of Distribution."

                              PLAN OF DISTRIBUTION

      Selling Shareholder's Trustee is required by the Trust Instrument to liquidate the all of the Selling Shareholder's holdings of EXSORBET Common Stock by March of 1998 or as soon as practicable as permitted by applicable law. The Trust Instrument provides that the Trustee will attempt to sell approximately 3,000 shares of the Common Stock each day until all shares held by the Selling Shareholder are sold, all of which are the Offered Shares being offered hereby. See "Selling Shareholder."

      EXSORBET will not receive any proceeds from the sale of EXSORBET Common Stock owned by the Selling Shareholder. It is anticipated that the Selling Shareholder will offer the securities described herein in the manner set forth on the cover page of this Prospectus from time to time to or through brokers, dealers, or underwriters acting as either principals or agents or directly to other purchasers or through agents in one or more transactions on the Nasdaq SmallCap or any other stock exchange on which the EXSORBET Common Stock is listed, in the over-the-counter market, in one or more private transactions, or in a combination of such methods of sale, at prices and on terms then prevailing, at prices related to such prices, or at negotiated prices. The Selling Shareholder will bear the expenses of any distribution or resale, including the payment of any commission, discount, or transfer tax in connection with any resale. In addition, such distributions and resales may occur electronically, rather than through the issuance of certificates. The Selling Shareholder and any brokers and dealers through whom sales of the Offered Shares are made may be deemed to be "underwriters" within the meaning of the Securities Act, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

      The net proceeds to the Selling Shareholder from the sale of EXSORBET Common Stock so offered will be the purchase price of the EXSORBET Common Stock sold less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution borne by the Selling Shareholder.

      At any time a particular offer of EXSORBET Common Stock is made, to the extent required, the specific shares of EXSORBET Common Stock to be sold, the name of the Selling Shareholder, purchase price, public offering price, the names of any agent, dealer or underwriter and any applicable commission or discount with respect to a particular offering will be set forth in an accompanying Prospectus Supplement. Such Prospectus Supplement may, if necessary, be in the form of a post-effective amendment to the Registration Statement of which this Prospectus is a part, and will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of such securities.

      Pursuant to the terms of the Grant and that certain Agreement dated as of February 24, 1996 by and between Trustee and EXSORBET, EXSORBET has agreed to indemnify the Selling Shareholder and the Trustee against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Selling Shareholder may be required to make in respect thereof.

     To comply with the securities laws of certain jurisdictions, the securities offered hereby will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the securities offered hereby may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with.

      The Selling Shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-2, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales by the Selling Shareholder and any other such person. Furthermore, under Rule 10b-6 under the Exchange Act, any person engaged in a distribution of EXSORBET Common Stock may not simultaneously engage in market making activities with respect to such securities for a period of two business days prior to the commencement of such distribution. All of the foregoing may affect the marketability of the securities offered hereby.

                                 LEGAL MATTERS

      The legality of the shares of EXSORBET Common Stock being offered hereby will be passed upon for EXSORBET by Sam Sexton III, general counsel of EXSORBET.

                                    EXPERTS

      The consolidated financial statements incorporated by reference in this Prospectus from the EXSORBET 1995 Form 10-K have been so incorporated in reliance on the report of Cooper, Shuffield & Company, independent auditors, given on the authority of said firm as experts in auditing and accounting, as set forth in their report thereon included therein and incorporated herein by reference.

                                   PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The table below sets forth the estimated expenses expected to be advanced by EXSORBET, which will later be reimbursed for such expenses by the Selling Shareholder, in connection with the issuance and distribution of the EXSORBET Common Stock covered by this Registration Statement. The Selling Shareholder has agreed to bear all costs and expenses in connection with the issuance and distribution of the EXSORBET Common Stock covered by this Registration Statement.

     SEC Registration Fee................................  $  2,097
     Printing and Engraving Expenses.....................     3,000
     Legal Fees and Expenses (other than Blue Sky).......    25,000
     "Blue Sky" Fees and Expenses........................     3,000
     Accounting Fees and Expenses........................     5,000
     Miscellaneous.......................................     3,000
                                                           --------
        Total............................................  $ 41,097


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 8.01 titled "Directors and Officers Indemnification" of EXSORBET's Bylaws as adopted on December 31, 1993 provides for indemnification of directors and officers under certain circumstances. Section 8.01 provides as follows:

          "8.01 DIRECTORS AND OFFICERS INDEMNIFICATION. Every person who was or is a party or is threatened to be made a party or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible against all expenses, liabilities and losses (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any lawful manner by such person. Such right of indemnification shall not be exclusive of any other right which such director or officer may have or hereafter acquire and, without limiting the generality of such statement, he shall be entitled to his rights of indemnification under any agreement, vote of stockholders, provision of law, or otherwise, as well as his rights under this paragraph. The board of directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have power to indemnify such person. The provisions of this paragraph shall, however, be inapplicable to provide any indemnification to any officer or director for any liability resulting from theft or embezzlement of corporate funds, property, or assets or otherwise inapplicable if indemnification is otherwise restricted by applicable statute."

ITEM 16.  EXHIBITS


     EXHIBIT
     NUMBER   DESCRIPTION
     ------   -----------

      *5.1    Opinion of Sam Sexton III
     *23.1    Consent of Cooper, Shuffield & Company
     *23.3    Consent of Sam Sexton III (included in Exhibit 5.1)
     *24      Power of Attorney (see signature pages of Registration Statement)
______________
* Filed herewith.

ITEM 17.  UNDERTAKINGS

          (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on May 8, 1996.


                                  EXSORBET INDUSTRIES, INC.



                                  By: /s/ Charles Chunn, Jr.
                                      -----------------------------------
                                      CHARLES CHUNN, JR.
                                      CHAIRMAN OF THE BOARD AND CHIEF FINANCIAL
                                      OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints Dr. Edward L. Schrader, Charles Chunn,
Jr. and Sam Sexton III and each of them, either one of whom may act without joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below all amendments and post-effective amendments to this Registration Statement as that attorney-in-fact may deem necessary or appropriate.


       SIGNATURE                       TITLE                                DATE
       ---------                       -----                                ----
/s/ Charles Chunn, Jr.        Chairman of the Board, Chief Financial       May 8, 1996
- --------------------------    Officer Vice President and Director
CHARLES CHUNN, JR.            (Principal Executive Officer, Principal
                              Financial Officer and Pricipal
                              Accounting Officer)

/s/ Dr. Edward L. Schrader    President and Director                       May 8, 1996
- --------------------------
DR. EDWARD L. SCHRADER


/s/ Sam Sexton III            Secretary and Director                       May 8, 1996
- --------------------------
SAM SEXTON III

                                 EXHIBIT INDEX


     EXHIBIT
     NUMBER   DESCRIPTION
     ------   -----------
       5.1    Opinion of Sam Sexton III
      23.1    Consent of Cooper, Shuffield & Company